UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 1, 2007

SUNGARD® DATA SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12989	51-0267091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 EAST SWEDESFORD ROAD, WAYNE, PENNSYLVANIA	19087
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: 484-582-2000

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

SunGard Data Systems Inc. (the “Company”) announced today that it is in discussions with lenders under its Credit Agreement, dated August 11, 2005, to reduce the interest rates of its Term Loan B and potentially increase the size of that facility from $4 billion to up to $4.4 billion. The amendment will require the approval of term lenders in accordance with the terms of the Credit Agreement. In the event that the Company does increase the size of the Term Loan B, it expects to use any of the additional borrowings, along with cash on hand, to redeem all or a portion of the Company’s $400 million in aggregate principal amount of its senior floating rate notes due 2013 in accordance with the terms of the indenture, dated August 11, 2005, governing such notes.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.

Date: February 1, 2007	By:	/s/ Michael J. Ruane
Michael J. Ruane
Senior Vice President-Finance and
Chief Financial Officer